Exhibit 4.1

Execution Version

MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

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TABLE OF CONTENTS

(continued)

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THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is entered into as of April 13, 2020 by Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), the holders of shares of Common Stock listed on Exhibit A (collectively, the “Common Stockholders” and individually, a “Common Stockholder”), the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock listed on Exhibit B (collectively, the “Preferred Stockholders,” individually a “Preferred Stockholder” and jointly with the Common Stockholders, the “Stockholders” or individually, “Stockholder”), the warrantholders listed on Exhibit C (the “Warrantholders”) and the Key Investors (as defined below) (the Key Investors, together with the Common Stockholders, the Preferred Stockholders and the Warrantholders, the “Investors”).

RECITALS

WHEREAS, the Company, the Common Stockholders, the holders of shares of Series A-1 Preferred Stock (the “Series A-1 Preferred Stockholders”), and EnviroWorks, LLC, a Delaware limited liability company (“EnviroWorks”), previously entered into a Second Amended and Restated Investors’ Rights Agreement dated October 19, 2018 (the “Original Agreement”);

WHEREAS, the Company previously consummated a private placement of 12,000 shares of Series A-1 Preferred Stock and a warrant to issue 534,420 shares of Common Stock on October, 19, 2018, and issued such shares and warrants to OCM Montrose Holdings, L.P., a Delaware limited partnership;

WHEREAS, on December 6, 2019, EnviroWorks transferred all of the Common Stock held by EnviroWorks to its members: (i) Richard E. Perlman, (ii) Equity Trust Company, Custodian FBO Richard E. Perlman Roth IRA 2151260, (iii) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Wife’s Nieces and Nephews, U/A dated June 28, 2016, (iv) Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016, (v) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016, (vi) James K. Price, (vii) The Price Trust #1 FBO Kathleen Lauren Price, (viii) The Price Trust #2 FBO Nicole Ashley Price, (ix) The Price 2012 Trust and (x) J. Miguel Fernandez de Castro (collectively, the “Key Investors” and each a “Key Investor”);

WHEREAS, the Company purchased on the date hereof all of the membership interests (the “Acquisition”) of The Center for Toxicology and Environmental Health, L.L.C. (“Target”) pursuant to that certain Membership Interest Purchase Agreement, dated as of March 28, 2020 (the “CTEH Acquisition Agreement”), by and among the Company, Montrose Planning & Permitting, LLC, Target, CTEH Holdings, LLC (“CTEH Holdings”) and certain other parties thereto in exchange for cash and 791,139 shares of Common Stock, which were issued to CTEH Holdings, and other contingent consideration;

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WHEREAS, in connection with the Acquisition, pursuant to the terms of that certain Purchase Agreement, dated as of March 28, 2020, by and between OCM Montrose II Holdings, L.P. and the Company (the “Series A-2 Preferred Purchase Agreement”), the Company has consummated a private placement of its new Series A-2 Preferred Stock and warrants to purchase Common Stock (collectively, the “Offering”), the proceeds of which were used to partially fund the Acquisition;

WHEREAS, in connection with the closing of the Offering, the Company, the Common Stockholders and EnviroWorks desire to amend and restate the Original Agreement to, among other things, (i) add CTEH Holdings, the Key Investors, the Preferred Stockholders issued Series A-2 Preferred Stock and the Warrantholders issued warrants to purchase Common Stock in the Offering to the Original Agreement and (ii) incorporate the terms and conditions contemplated by the Offering; and

WHEREAS, this amended and restated Agreement requires the consent of the Company, EnviroWorks, the Warrantholders, and the Preferred Stockholders, which consent is evidenced by their execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

SECTION 1

REGISTRATION RIGHTS;

RESTRICTIONS ON TRANSFERABILITY

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Business Day” shall mean Monday through Friday of each week, except that no legal holiday recognized as such by the government of the United States or the State of California shall be regarded as a Business Day.

“Certificate of Designation” means the Series A-1 Certificate of Designation or the Series A-2 Certificate of Designation.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as in effect as of the date hereof (as amended, including by the Amendment to the Certificate of Incorporation, dated as of December 6, 2017 and the Amendment to the Certificate of Incorporation, dated as of the date hereof, Series A Certificate of Designation, the Series A-1 Certificate of Designation, and the Series A-2 Certificate of Designation) and as thereafter amended in accordance with the terms thereof and the Delaware General Corporation Law.

“Commission” shall mean the Securities and Exchange Commission.

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“Common Stock” shall mean the common stock, par value $0.000004 per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” shall mean the Key Investors, the Preferred Stockholders, the Warrantholders or a Stockholder owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 1.15 hereof.

“Initiating Holders” shall mean the (i) Key Investor Deciders (acting together as a class), (ii) Preferred Stockholders holding Series A-1 Preferred Stock and Warrantholders holding warrants issued in connection with the issuance of Series A-1 Preferred Stock (acting together as a class) (the “Series A-1 Initiating Holders”), (iii) Preferred Stockholders holding Series A-2 Preferred Stock and Warrantholders holding warrants issued in connection with the issuance of Series A-2 Preferred Stock (acting together as a class) (the “Series A-2 Initiating Holders”) or (iv) Holders or any transferees or assignees of the Holders under Section 1.15 hereof who in the aggregate are Holders of not less than twenty-five percent (25%) of the outstanding Registrable Securities.

“IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Key Investor Deciders” shall mean Richard E. Perlman and James K. Price.

“Major Holder” shall mean (i) any Key Investor, (ii) any Holder who holds Shares representing not less than one percent (1%) of the outstanding capital stock of the Company or (iii) transferees or assignees of the foregoing under Section 1.15 hereof.

“Offered CTEH Common Stock” shall mean 50% of the Common Stock issued to CTEH Holdings as the 2020 Earnout Amount (as defined in the CTEH Acquisition Agreement) if the 2020 Earnout Amount is earned and paid 100% in Common Stock.

“Person” shall mean an individual, firm, a corporation, a partnership, an association, a trust or unincorporated organization, limited liability company or any other entity or organization.

“Piggyback Underwritten Offering” has the meaning as set forth in Section 1.7 hereof.

“Preferred Stock” shall mean the Series A-1 Preferred Stock and Series A-2 Preferred Stock.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

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“Registrable Securities” shall mean (a) all Shares owned by the Holders, and (b) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares described in clause (a) hereof.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.6, 1.7 and 1.8 hereof (other than Selling Expenses), including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and all reasonable fees and disbursements of one special counsel for all of the Holders who elect to include their Registrable Securities in any such registration.

“Restricted Securities” shall mean (a) the securities of the Company required to bear the legend set forth in Section 1.3 hereof, (b) the warrants held by the Warrantholders issued in connection with the issuance of the Series A-1 Preferred Stock and (c) only to the extent prior to the full redemption of the Series A-2 Preferred Stock, the warrants held by the Warrantholders issued in connection with the issuance of the Series A-2 Preferred Stock; provided, that following a full redemption of the Series A-2 Preferred Stock, such Warrantholders shall continue to comply with the terms of Section 1.4 hereof (other than the first sentence of Section 1.4) with respect to such warrants and such warrants shall constitute “Restricted Securities” for purposes of all but the first sentence of Section 1.4.

“Right of First Refusal and Co-Sale Agreement” shall mean the Third Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

“Sale of the Company” shall mean any transaction or series of related transactions (by stock sale, merger, consolidation or otherwise) (a) consummated after the date hereof, pursuant to which a Person acquires at least 51% of the outstanding Voting Stock of the Company (including pursuant to a transfer or series of related transfers among Holders); or (b) that result in a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis other than to an entity with respect to which, following such sale or disposition, at least 50% of the combined voting power of the then outstanding Voting Stock of such entity is then beneficially owned (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), directly or indirectly, by all or substantially all of the individuals and entities (or Affiliates of such individuals and entities) who beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) the Voting Stock of the Company immediately prior to such sale or other disposition.

“Secondary IPO” has the meaning as set forth in Section 1.7 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series A Certificate of Designation” means the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

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“Series A-1 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-2 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-2 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-1 Preferred Stock” shall mean the Company’s Cumulative Series A-1 Preferred Stock designated in the Series A-1 Certificate of Designation.

“Series A-2 Preferred Stock” shall mean the Company’s Cumulative Series A-2 Preferred Stock designated in the Series A-2 Certificate of Designation.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” shall mean, collectively, the shares of Common Stock, the shares of Common Stock into which the warrants to purchase Common Stock of the Company held by the Warrantholders are exercisable pursuant to their respective terms, the shares of Common Stock, if any, issued upon a conversion of any shares of Series A-2 Preferred Stock, and the shares of Common Stock, if any, issued upon a Mandatory Redemption or Optional Redemption (as such terms are defined in the Series A-1 Certificate of Designation) upon an IPO.

“Voting and Drag Along Agreement” shall mean the Third Amended and Restated Voting and Drag Along Agreement of the Company, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

“Voting Stock” as of any date shall mean the corporate stock of the Company that is at the time entitled to vote in the election of the board of directors (or individuals performing similar functions) of the Company.

1.2 Restrictions. The Shares, warrants held by the Warrantholders (in the case of warrants issued in connection with the issuance of the Series A-2 Preferred Stock, only to the extent prior to the full redemption of the Series A-2 Preferred Stock) and Preferred Stock held by the Preferred Stockholders (and their transferees, as applicable), shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, the Voting and Drag Along Agreement, the Right of First Refusal and Co-Sale Agreement and the Certificate of Incorporation. Warrants held by the Warrantholders which were issued in connection with the issuance of the Series A-2 Preferred Stock shall, after the redemption in full of the Series A-2 Preferred Stock, be freely transferable and shall not constitute Restricted Securities hereunder; provided, that such Warrantholders shall comply with the terms of Section 1.4 hereof with respect to such warrants and such warrants shall constitute “Restricted Securities” for purposes of all but the first sentence of Section 1.4. Unless the Shares and/or shares of Preferred Stock, as applicable, are registered in accordance with the terms of this Agreement and applicable law, the Company will cause any proposed purchaser, assignee, transferee or pledgee of the warrants held by the Warrantholders, Shares and/or Preferred Stock, as applicable, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

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1.3 Restrictive Legend. Each certificate representing (a) the Shares and the Preferred Stock and (b) any other securities issued in respect of the securities referenced in clause (a) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-1 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-1 CERTIFICATE OF DESIGNATION”), THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-2 CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT, VOTING AND DRAG ALONG AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, EACH BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENTS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE A-1 CERTIFICATE OF DESIGNATION, THE A-2 CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS. A COPY OF THE A-1 CERTIFICATE OF DESIGNATION, THE A-2 CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

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“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND ITS STOCKHOLDERS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

1.4 Notice of Proposed Transfers. The holder of each certificate or warrant representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (or any direct or indirect interest therein), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner, terms and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail (as reasonably determined by the Company), and shall be accompanied at such holder’s expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and that no registration or qualification under the securities or “blue sky” laws of any state is required in connection with such proposed disposition, or (b) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company, subject to compliance with the provisions of this Agreement, the Voting and Drag Along Agreement and the Right of First Refusal and Co-Sale Agreement and the satisfaction of the following conditions (provided, that any one or more of them (other than the conditions specified in clause (2) and (4) below) may be waived by the Company in its sole discretion): (1) either the Stockholder or the Person to whom such transfer is to be made shall undertake to pay all reasonable and documented out-of-pocket expenses incurred or payable by the Company in connection therewith; (2) the Company shall receive from the Person to whom such transfer is to be made a Joinder Agreement in the form attached hereto as Exhibit D, and a counterpart or a joinder agreement (in form reasonably satisfactory to the Company) to the Voting and Drag Along Agreement and the Right of First Refusal and Co-Sale Agreement executed by or on behalf of such Person and such other documents, instruments and certificates as may reasonably be requested by the Company pursuant to which such transferee shall become bound by this Agreement, the Voting and Drag Along Agreement and the Right of First Refusal and Co-Sale Agreement with respect to the Restricted Securities so transferred; (3) the Company shall receive from the Stockholder and the Person to whom such transfer is to be made such documents, instructions, opinions, instruments and certificates as counsel to the Company may reasonably request in order to assure that the transfer is made in compliance with this Agreement, the Voting and Drag Along Agreement, the Right of First Refusal and Co-Sale Agreement and applicable law; (4) such transfer does not result in a violation of any applicable laws; (5) such transfer would not cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (6) such transfer would not cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (7)

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such transfer does not subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; and (8) such transfer is not made to a Person that, in the good faith reasonable judgment of the Company, is an actual competitor of the Company. Notwithstanding the foregoing, the Company will not require a legal opinion required by the foregoing clause (a) (x) in any transaction in compliance with Rule 144, (y) in any transaction in which a Holder which is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration, or (z) in any transaction in which Restricted Securities are transferred to a Permitted Transferee (as defined in the Right of First Refusal and Co-Sale Agreement or to any other person with the written consent of the Company (it being understood that such consent can be withheld for any reason or no reason); provided that each transferee agrees in writing to be subject to the terms of this Agreement, the Voting and Drag-Along Agreement and the Right of First Refusal and Co-Sale Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement. Any attempt to sell, assign, transfer or pledge any Restricted Securities (or any direct or indirect interest therein) which is not in accordance with this Section 1 shall be null and void ab initio and the Company shall not in any way give effect to any such transfer.

1.5 Intentionally Omitted.

1.6 Requested Registration.

(a) In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to the Registrable Securities, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable and in any event within one-hundred twenty (120) days after receipt of such written request, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable blue sky or other state securities laws) as may be so requested and, except as otherwise specified herein, as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of the written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.6:

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(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) Prior to six (6) months after the effective date of an IPO;

(C) (1) If requested by the Series A-1 Initiating Holders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Series A-1 Initiating Holders, (2) if requested by the Series A-2 Initiating Holders, after the Company has effected three (3) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Series A-2 Initiating Holders, (3) if requested by the Key Investor Deciders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Key Investor Deciders and (4) if requested by any other Initiating Holders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) regardless of the requesting Initiating Holder, and, in each such case, such registrations have been declared or ordered effective;

(D) During the period starting with the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employed in good faith in all commercially reasonable efforts to cause such registration statement to become effective and provided further that the rights of the Initiating Holders to include Registrable Securities for registration in the Company’s registration shall be governed by Section 1.7 hereof; or

(E) If such registration involves securities with an aggregate value less than Five Million Dollars ($5,000,000), as determined by either (a) a good faith determination by the Company or (b) if the securities are traded actively on a nationally recognized securities exchange, the average of the per share price for the five trading days prior to the filing of such a registration statement.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) such registration would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company (the “Board”), such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”) and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board there exists a Valid Business Reason to defer the filing of such registration statement, then the Company shall have the right to defer such filing for up to two (2) periods of not more than sixty (60) days each after receipt of the request of the Initiating Holders, and provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

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(b) Underwriting. In the event that a registration pursuant to Section 1.6 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.6(a)(i). The right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.6 and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent requested and provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.6, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities to be included in the registration and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration; provided that to the extent any Registrable Securities shall not be included in such registration, the registration shall not be counted for the purposes of Section 1.6(a)(ii)(C). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares to be included in the offering allocated to any Holder to the nearest one hundred (100) shares.

1.7 Company Registration

(a) Notice of Registration. Following the six (6) month anniversary of the effective date of an IPO, if at any time or from time to time, the Company shall determine to register any of its securities for its own account or pursuant to Section 1.6 and, solely with respect to the Preferred Stockholders, if any Registrable Securities owned by any Investors are expressly offered for sale in a Piggyback Underwritten Offering (as defined below) in connection with an IPO, then in connection with such IPO (the “Secondary IPO”), other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a merger, acquisition or exchange, then the Company shall:

(i) promptly give to each Holder (which, for purposes of a Piggyback Underwritten Offering that is a Secondary IPO, shall only refer to the Preferred Stockholders) written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder (provided, that if such registration is related to a block trade, such request must be received within three (3) days after receipt of such written notice from the Company by any Holder), subject to the underwriter’s right to limit the number of securities included in the registration as set forth in Section 1.7(b) below (the “Piggyback Underwritten Offering”).

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(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.7(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.7 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.7, (i) if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities entitled to be included in such registration, including by entirely excluding the participating Holders if no other stockholder’s securities are included, and (ii) in the case of a Piggyback Underwritten Offering in connection with a Secondary IPO in which the Offered CTEH Common Stock is being offered for sale, the number of Registrable Securities of the Preferred Stockholders to be included in the registration and underwriting may be reduced by the managing underwriter, on a pro rata basis, based on the total number of securities entitled to be included in such registration as necessary in order to allow all of the Offered CTEH Common Stock to be included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares to be included in the offering allocated to any Holder or other holder to the nearest one hundred (100) shares.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.7 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.8 Registration on Form S-3.

(a) If the Key Investor Deciders, the Preferred Stockholders, the Warrantholders or any Holder or group of Holders holding at least twenty percent (20%) of the then outstanding Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed One Million Dollars ($1,000,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, but in no event later than sixty (60) days following the request, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable blue sky or other state securities laws

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and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company; provided that if such registration is related to a block trade, such request must be received within three (3) days after receipt of such written notice from the Company by any Holder. The substantive provisions of Section 1.6(b) shall be applicable to each registration initiated under this Section 1.8.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.8: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) in a given twelve (12)-month period, after the Company has effected two (2) such registrations pursuant to subparagraph 1.8(a) during such period; or (iii) if the Company shall furnish to such requesting Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, there is a Valid Business Reason for such registration to be deferred for up to two (2) periods (including those set forth in Section 1.7), of sixty (60) days each. The Company shall not defer its obligation in this manner more than once with respect to any registration request in any twelve (12)-month period.

1.9 Corporate Transaction. In the event of a Corporate Transaction, the Company shall use reasonable efforts to cause the registration rights described under this Section 1 to be assumed or equivalent registration rights to be substituted by a successor corporation or a parent or subsidiary of such successor corporation in writing. “Corporate Transaction” means a sale of all or substantially all of the Company’s assets or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person or a sale of capital stock such that the stockholders immediately prior to such sale do not possess more than fifty percent (50%) of the voting power immediately after such sale; provided however, that (a) the provisions of this Section 1.9 may be waived by the holders of a majority of the then outstanding Registrable Securities and (b) the provisions of this Section 1.9 shall not apply in the event of any Corporate Transaction if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash; (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act; or (iii) any combination thereof.

1.10 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 1.6, 1.7 and 1.8 shall be borne by the Company. The Company shall also pay the reasonable fees and expenses of one special counsel to represent all participating selling Holders. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.11 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

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(a) Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to any period that the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of the Common Stock (or any other securities) of the Company as provided herein and (ii) in the case of any registration on Form S-3 which is intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes (A) any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and amendments and supplements thereto, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) If applicable, cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than effective date of such registration;

(f) Prepare and file amendments of or supplements to the registration statement or prospectus necessary to comply with the Securities Act with respect to disposition of the Registrable Securities covered by such registration statement;

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(g) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction;

(h) Use its best efforts to furnish in any underwritten offering (i) an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i) Make generally available to its security holders, and to deliver to each Holder participating in the registration, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of twelve (12) months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such twelve (12)-month period; and

(j) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

1.12 Indemnification

(a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration or qualification and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter and stated to be specifically for use therein.

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(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided however that in no event shall any indemnity under this Section 1.12(b) exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based upon the willful misconduct by such Holder.

(c) If the indemnification provided for in this Section 1.12 is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification under this Section 1.12 (the “Indemnified Party”) with respect to any loss, liability, claim, damage or expense referred to herein, then the party required to provide indemnification (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party hereunder, instead shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however that in no event shall any contribution by a Holder under this Section 1.12(c) exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based upon the willful misconduct by such Holder.

(d) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all

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other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain its own separate counsel with the reasonable fees and expenses to be paid by the Indemnifying Party if the Indemnified Party reasonably determines that representation of such Indemnified Party would be appropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

1.13 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.14 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; provided that the Company shall not be required to provide copies of any such reports and documents that are publicly available on the Commission’s website.

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1.15 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Sections 1.6, 1.7 and 1.8 may only be assigned to (i) a transferee or assignee who acquires at least thirty percent (30%) of an original Holder’s Registrable Securities as of the date hereof, (ii) a spouse, sibling, lineal descendant or ancestor, subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder (without restriction as to number of Shares transferred) or (iii) any other person with the written consent of the Company (it being understood that such consent may be withheld for any reason or no reason); provided in each case that prompt written notice of such assignment is given to the Company and such assignee agrees to be bound by the provisions of this Agreement.

1.16 Market Stand-off Agreement. Each Holder and Stockholder hereby agrees (a) in connection with the IPO of the Company’s securities, (1) not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate, limit such Holder’s market risk regarding or otherwise directly or indirectly dispose of (each, a “Transfer”) any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company (the “Securities”) without the prior written consent of the Company and/or such underwriters, as applicable, for such period of time (not to exceed one hundred eighty (180) days from the date of the final prospectus used in such registration with customary extensions) as may be requested by the Company or such managing underwriters, and (2) to enter into a lock-up agreement in customary form with such underwriters and (b) in connection with any other registration, (1) not to Transfer and Securities without the prior written consent of the Company and/or such underwriters, as applicable, for such period of time (not to exceed ninety (90) days from the date of the final prospectus used in such registration with customary extensions) as may be requested by the Company or such managing underwriters, and (2) to enter into a lock-up agreement in customary form with such underwriters. The foregoing provisions of this Section 1.16 shall only be applicable to the Holders if all officers and directors of the Company are bound by and have entered into substantially similar agreements.

1.17 Termination of Rights. The rights of any particular Holder or Permitted Transferee or assignee thereof to cause the Company to register securities under Sections 1.6, 1.7 and 1.8 shall terminate with respect to such Holder when such Holder (together with such Holder’s Affiliates) has sold all of its Registrable Securities pursuant to Rule 144 of the Securities Act or pursuant to registration hereunder.

SECTION 2

RIGHT OF FIRST OFFER

2.1 Right of First Offer. Subject to the terms and conditions contained in this Section 2, the Company hereby grants to each Key Investor, each Major Holder, each Warrantholder, each other holder of Common Stock (solely to the extent such Common Stock was converted from warrants or Preferred Stock) and holders of Preferred Stock (solely with respect to “New Securities” that are shares of preferred stock of the Company) (each a “RFO Holder”) the right of first offer (the “Right of First Offer”) to purchase its Pro Rata Portion (as defined below) of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. A RFO Holder’s “Pro Rata Portion” for purposes of this Section 2 is equal to (x) the number of shares of the Company’s Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and, in the case of New Securities that are preferred stock of the Company, as if the Preferred Stock was redeemed with shares of Common Stock, based on the Stated Value (as

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defined in the applicable Certificate of Designation) of such Preferred Stock and the fair market value of Common Stock as determined in good faith by the Board) then held by such RFO Holder divided by (y) the total number of shares of the Company’s Common Stock then outstanding (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and, in the case of New Securities that are preferred stock of the Company, as if the Preferred Stock was redeemed with shares of Common Stock, based on the Stated Value (as defined in the applicable Certificate of Designation) of such Preferred Stock and the fair market value of Common Stock as determined in good faith by the Board).

2.2 Definition of New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock, whether authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, “New Securities” does not include:

(a) shares of Common Stock issued or deemed issued to officers, directors, consultants or employees of the Company, pursuant to an equity incentive plan approved by the Board,

(b) any sales or issuances of Common Stock of up to $2,000,000 in the aggregate to any employees, officers or directors of, the Company or any of its subsidiaries in connection with the commencement of their employment or services to the Company or any of its subsidiaries that are approved by the Board;

(c) shares of Common Stock issued or issuable as consideration other than cash pursuant to a merger, consolidation, acquisition, reorganization, asset purchase or similar business combination being entered into on arm’s length terms, including Common Stock issued to CTEH Holdings pursuant to the CTEH Acquisition Agreement;

(d) shares of Series A-2 Preferred Stock and warrants issued pursuant to the Series A-2 Preferred Purchase Agreement, and shares or warrants issued in respect thereof;

(e) shares of Common Stock offered to the public generally pursuant to a registration statement under the Securities Act, provided that, after all Series A-2 Preferred Stock has been converted to Common Stock, this exclusion set forth in subsection (d) shall no longer apply;

(f) shares of Common Stock (or Common Stock equivalents) issued to financial institutions or commercial lenders or lessors in connection with credit arrangements, financings, commercial lease transactions or similar transactions that are entered into on arm’s length terms and approved by the Board; provided, that such issuances, in the aggregate, shall not exceed 5% of the Company’s Common Stock on a fully-diluted basis;

(g) Curative Equity (as defined in the Series A-2 Preferred Purchase Agreement) issued to the Series A-2 Preferred Stockholders pursuant to Section 7 of the Series A-2 Preferred Purchase Agreement;

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(h) if the Series A-2 Preferred Stockholders decline or waive their right to provide Curative Equity (as defined in the Series A-2 Preferred Purchase Agreement) pursuant to Section 7 of the Series A-2 Preferred Purchase Agreement following delivery of a Breach Notice (as defined in the Series A-2 Preferred Purchase Agreement), the capital stock or securities offered and sold by the Company to cure the possible breach that gave rise to the Breach Notice;

(i) shares of Common Stock issued pursuant to the conversion, exercise or exchange of Series A-2 Preferred Stock or issued pursuant to the exercise of any warrants of the Company (“Converted Common Equity”); and

(j) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

2.3 Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each applicable RFO Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The applicable RFO Holders shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section 2.1), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any applicable RFO Holders do not indicate an interest in purchasing any such applicable RFO Holder’s full Pro Rata Portion of such New Securities by the end of the fifteen (15)-day period, the Company shall give notice of any remaining available New Securities (the “Overallotment Notice”) to each of the other applicable RFO Holders who has elected to purchase its full Pro Rata Portion (the “Electing Holders”). Such Overallotment Notice may be made by telephone if confirmed in writing within two (2) days. The Electing Holders shall then have a right of overallotment such that they shall have ten (10) days from the date such Overallotment Notice was given to indicate an interest to increase the number of shares of New Securities they may purchase pursuant to this Section 2, in an aggregate amount of up to the number of remaining available shares of New Securities which, if necessary, shall be apportioned pro rata on the basis of the proportion that the number of shares of Common Stock (on an as exercised basis with respect to outstanding warrants held by the Warrantholders pursuant to the terms of such warrants and, in the case of New Securities that are preferred stock of the Company, as if the Preferred Stock was redeemed with shares of Common Stock, based on the Stated Value (as defined in the applicable Certificate of Designation) of such Preferred Stock and the fair market value of Common Stock as determined in good faith by the Board) then held by each such Electing Holder who elects to increase the number of shares of New Securities it proposes to purchase bears to the number of shares of Common Stock then held by all such Electing Holders who elect to increase the number of shares of New Securities they propose to purchase.

2.4 Lapse and Reinstatement of Right. The Company shall have ninety (90) days following the expiration of such 10 day period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such applicable RFO Holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90)-day period (or sold

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and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the applicable RFO Holders in the manner provided in Sections 2.1–2.4 above.

2.5 Transfer of Right of First Offer. Prior to an IPO, the Right of First Offer granted under Section 2 of this Agreement may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer of shares of the Company capital stock held by the RFO Holder; provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws and this Agreement; (b) written notice of such assignment is given to the Company; (c) the transferee or assignee executes a written agreement to be bound by the terms of this Agreement, the Voting and Drag Along Agreement and the Right of First Refusal and Co-Sale Agreement. Notwithstanding the above, an applicable RFO Holder that is an investment partnership, limited liability company or other fund (including the Investors) may assign or transfer such rights to an affiliated fund, partnership or limited liability company or its respective partners or members so long as the transferee executes a written agreement to be bound by the terms of this Agreement, the Voting and Drag Along Agreement and the Right of First Refusal and Co-Sale Agreement.

2.6 Rights of Affiliated Holders. For purposes of this Section 2, holders of Shares who are Affiliates of one or more other such holders shall, at the election of such a holder and one or more such Affiliates, be treated as a group (a “Holder Group”). Members of a Holder Group shall have the right to reallocate the rights granted by this Section 2 among themselves as they determine.

2.7 Advance Sales. Notwithstanding the provisions of Section 2 above, the Company may, in order to expedite the issuance of any New Securities (the “Offered Securities”), issue all of the Offered Securities to one or more Persons (the “Initial Subscribing Stockholders”), without complying with the provisions of Section 2 above, provided that either (i) the Initial Subscribing Stockholders agree to offer to sell to each applicable RFO Holder but not Initial Subscribing Stockholders (such applicable RFO Holders being hereinafter referred to as the “Other Stockholders”) its respective Pro Rata Portion of the Offered Securities (calculated as provided in Section 2.1 above) on the same terms and conditions as issued to the Initial Subscribing Stockholders; provided, however, that the purchase price payable by the Other Stockholders to the Initial Subscribing Stockholders for the Offered Securities may include (A) an amount equal to any accrued and unpaid dividends thereon (if applicable), or (B) a reasonable rate of interest, in each case calculated from the date such Initial Subscribing Stockholders purchased such Offered Securities through the date of sale to the Other Stockholders, or (ii) the Company shall offer to sell an additional amount of Offered Securities to the Other Stockholders only in an amount and manner which provides the Other Stockholders with rights substantially similar to the rights outlined in Section 2.1 above; provided further, until the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders, the Company shall be prohibited from taking actions that adversely affects the rights of the Other Stockholders as the holders of the Offered Securities, including but not limited to any issuance of dividends, distributions or modifications to classes of equity. The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such Offered Securities to the Other Stockholders within forty-five (45) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders.

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2.8 Termination of Right of First Offer. The Right of First Offer granted under this Agreement shall not apply to, and terminate and be of no further force or effect upon the effective date of, an IPO, in accordance with Section 4.15 of this Agreement.

SECTION 3

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

3.1 Financial Information.

(a) Upon request, the Company will furnish to the Key Investors, the Warrantholders and the Preferred Stockholders the following reports:

(i) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company and approved by the Board;

(ii) As soon as practicable after the end of each quarter, and in any event within forty-five (45) days thereafter (including the last calendar quarter of each fiscal year), unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles applied on a consistent basis; provided that footnotes and schedule disclosure appearing in audited financial statements shall not be required, all in reasonable detail and signed by the principal financial or accounting officer of the Company; and

(iii) As soon as practicable, but in any event prior to the beginning of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company and approved by the Board.

(b) The Company will furnish to each Major Holder who requests such information the reports set forth in (a) above.

3.2 Inspection. The Company shall permit each Holder of shares of Common Stock with an aggregate investment of at least $5 million, each Preferred Stockholder, each Warrantholder and each Key Investor to visit and inspect the Company’s properties, to examine its books of account and records, receive copies of key reporting information prepared by the Company in the course of its operations and delivered to outside third parties and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder.

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3.3 Confidentiality. Each Major Holder, each Warrantholder and each Stockholder agrees and will cause any of their respective representatives to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 3 or otherwise that is identified in writing as confidential (collectively, the “Confidential Information”), except that such entity may disclose such information to any partner, member, subsidiary or parent of such entity for the purpose of evaluating its investment in the Company as long as (a) such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3, (b) such entity uses commercially reasonable efforts to ensure that such partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law and (c) such entity is not an actual competitor of the Company and shall not disclose such information to any of its Affiliates that is an actual competitor. Notwithstanding the above, this Section 3.3 shall not apply to any information which:

(a) was in the public domain at the time it was disclosed or has entered the public domain through no fault of such Major Holder, Warrantholder or Stockholder;

(b) was known to such Major Holder, Warrantholder or Stockholder, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

(c) is disclosed with the prior written approval of the Company;

(d) was independently developed by such Major Holder, Warrantholder or Stockholder without any use of the Confidential Information and by employees of such entity who have not had access to the Confidential Information, as demonstrated by files created at the time of such independent development;

(e) became known to such entity, without restriction, from a source other than the Company without breach of this Section 3.3 by such entity and otherwise not in violation of the Company’s rights;

(f) is disclosed generally to third parties by the Company without restrictions similar to those contained in this Section 3.3; or

(g) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that such Major Holder or Stockholder shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

3.4 Patent, Copyright and Nondisclosure Agreements. The Company agrees to require each employee of the Company or its subsidiaries to execute a Patent, Copyright and Nondisclosure Agreement and each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company’s proprietary information and for the assignment of all relevant inventions to the Company, substantially in a form reasonably acceptable to the Board, as a condition of employment or continued employment or engagement, as the case may be, unless otherwise approved by the Board.

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3.5 Qualified Small Business. With respect to Shares previously sold by the Company, to the extent such Shares qualified as “qualified small business stock”, the Company covenants that so long as any of the shares of Common Stock acquired by the Key Investors are held by the Key Investors (in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to the Key Investors, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Common Stock to qualify as Qualified Small Business Stock. No representation is made by the Company as to the qualification of any Shares as “qualified small business stock” regardless of when issued.

3.6 Insurance. Unless the Board otherwise agrees, the Company shall cause to be maintained the directors’ and officers’ liability insurance in place as of the date hereof (the “D & O Policy”) in an amount approved by the Board from time to time.

3.7 Board Matters. All non-employee directors will be reimbursed for their reasonable out-of-pocket and travel expenses incurred (i) in attending Board meetings (or meetings of committees thereof), (ii) in attending other functions on behalf of the Company, or (iii) in connection with the performance of their duties as directors.

3.8 Intentionally Omitted

3.9 Termination of Covenants. The covenants set forth in this Section 3, in accordance with Section 4.15, shall terminate on, and be of no further force or effect at such time as the Company (i) consummates an IPO or (ii) becomes subject to the reporting provisions of the Exchange Act.

SECTION 4

MISCELLANEOUS

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators and permitted transferees of the parties hereto.

4.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and performed in the State of Delaware solely by residents thereof without reference to principles of conflicts of laws or choice of laws. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the area encompassed by the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

4.5 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, electronic mail (transmission confirmed), or otherwise actually delivered to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

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4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

4.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company; provided, however that any amendment to this Agreement in a manner that adversely affects the rights of the Key Investors, Preferred Stockholders or the Warrantholders shall also require the written consent of the Key Investor Deciders (with respect to the Key Investors), the holders of a majority in interest of the issued and outstanding shares of Preferred Stock or a majority in interest of the shares of Common Stock underlying issued and outstanding warrants held by the Warrantholders, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto but in no event shall any amendment or waiver adversely affect the obligations or rights of any individual Holder or class or category of holders in a manner different than the other Holders, except upon the written consent of such Holder or a majority of such adversely affected class or category of Holders, as applicable. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities so long as such waiver or acceptance of alternative performance affects all Holders equally. The Company may amend Exhibits A, B and C hereto, without obtaining the approval of any of the Stockholders, Warrantholders or Investors, to reflect any changes to the information set forth thereon resulting from the issuance of any securities or transfer of any securities, in each case, provided such issuance or transfer was in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Automatic Adjustment (as defined below) shall not require any consent of the Common Stockholders, Preferred Stockholders, Warrantholders, Key Investors, Key Investor Deciders or any other Person.

4.8 Rights of Holders. Each Holder of Registrable Securities shall have the right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

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4.10 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

4.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements (including the Original Agreement), understandings, duties or obligations among the parties with respect to the subject matter hereof.

4.12 Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.13 Aggregation of Stock. All shares of the Common Stock (on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and on an as converted basis with respect to shares of Common Stock underlying outstanding Preferred Stock to the extent such Preferred Stock is then convertible into Common Stock) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.14 Additional Stockholders; Termination of Rights. Notwithstanding Section 4.7 above, in the event that after the date of this Agreement, the Company issues shares of capital stock to any person (including, but not limited to, shares issued to Warrantholders following the exercise of warrants to purchase capital stock of the company, the shares of Common Stock, if any, issued upon a conversion of any shares of Series A-2 Preferred Stock, and the shares of Common Stock, if any, issued upon a Mandatory Redemption or Optional Redemption (as such terms are defined in the Series A-1 Certificate of Designation) upon an IPO, the Company shall cause such party to execute a Joinder Agreement in the form attached hereto as Exhibit D, and such party shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder. A Stockholder and/or Warrantholder, as applicable, shall cease to be deemed a Stockholder and/or Warrantholder hereunder, and shall no longer be a party to this Agreement, at such time as such Stockholder or Warrantholder ceases to own any securities of the Company.

4.15 Automatic Adjustment. Subject to and in accordance with the provisions of this Section 4.15, immediately following the consummation of an IPO, Sections 1–4 hereof, and the covenants and rights contained therein, shall terminate and be of no further force or effect and shall immediately be amended and restated in full and be replaced in their entirety with Sections 1–4 set forth on Exhibit E attached hereto (the “Automatic Adjustment”).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

MONTROSE ENVIRONMENTAL GROUP, INC.

By:	/s/ Vijay Manthripragada
Name: Vijay Manthripragada
Title: Chief Executive Officer

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

KEY INVESTORS:

Richard E. Perlman

/s/ Richard E. Perlman
Richard E. Perlman

Equity Trust Company, Custodian FBO
Richard E. Perlman Roth IRA 2151260

By:	/s/ Richard E. Perlman

Name:	Richard E. Perlman
Title:

Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Wife’s Nieces and Nephews, U/A dated June 28, 2016

By:	/s/ Neil J. Fink

Name:	Neil J. Fink
Title:	Trustee

Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016

By:	/s/ Neil J. Fink

Name:	Neil J. Fink
Title:	Trustee

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

James K. Price

/s/ James K. Price
James K. Price

The Price Trust #1 FBO Kathleen Lauren Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price Trust #2 FBO Nicole Ashley Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price 2012 Trust

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

J. Miguel Fernandez de Castro

/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON STOCKHOLDERS:

[Any additional signature Blocks to Follow]

CTEH Holdings, LLC

By:	/s/ Phillip T. Goad
Name:	Phillip T. Goad
Title:	CEO

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

PREFERRED STOCKHOLDERS:

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

WARRANTHOLDERS:

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC. THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT E

TERMS UPON AUTOMATIC ADJUSTMENT

See attached.

EXHIBIT E

SECTION 1

REGISTRATION RIGHTS;

RESTRICTIONS ON TRANSFERABILITY

1.1    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Business Day” shall mean Monday through Friday of each week, except that no legal holiday recognized as such by the government of the United States or the State of California shall be regarded as a Business Day.

“Certificate of Designation” means Series A-1 Certificate of Designation or the Series A-2 Certificate of Designation.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation as in effect as of the Closing Date (as amended, including by the Amendment to Certificate of Incorporation, dated as of December 6, 2017, and the Amendment to the Certificate of Incorporation, dated as of the Closing Date, the Series A Certificate of Designation, the Series A-1 Certificate of Designation, and the Series A-2 Certificate of Designation) and as thereafter amended in accordance with the terms thereof and the Delaware General Corporation Law.

“Closing Date” means the date of the consummation of the issuance of the Company’s Series A-2 Preferred Stock.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $[0.000004]1 per share, of the Company.

“CTEH Acquisition Agreement” means the Membership Interest Purchase Agreement, by and among CTEH Holdings, LLC (“CTEH Holdings”), the Company, The Center for Toxicology and Environmental Health, L.L.C., Montrose Planning & Permitting, LLC and the other parties thereto, dated as of March 28, 2020.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

[1]	Note to Draft: Subject to adjustment upon effectiveness.

“First Transfer Period” means the period beginning on the fourth (4th) anniversary of the Closing Date and ending on the day immediately prior to the fifth (5th) anniversary of the Closing Date.

“Holder” shall mean the Key Investors, the Preferred Stockholders, the Warrantholders or a Stockholder owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 1.15 hereof.

“Immediate Family” of an individual shall mean a spouse, lineal descendant or antecedent, father, mother, brother or sister of such individual.

“Initiating Holders” shall mean the (i) Key Investor Deciders (acting together as a class), (ii) Preferred Stockholders holding Series A-1 Preferred Stock and Warrantholders holding warrants issued in connection with the issuance of Series A-1 Preferred Stock (acting together as a class) (the “Series A-1 Initiating Holders”), (iii) Preferred Stockholders holding Series A-2 Preferred Stock and Warrantholders holding warrants issued in connection with the issuance of Series A-2 Preferred Stock (acting together as a class) (the “Series A-2 Initiating Holders”) or (iv) Holders or any transferees or assignees of the Holders under Section 1.15 hereof who in the aggregate are Holders of not less than twenty-five percent (25%) of the outstanding Registrable Securities.”

“IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Key Investor Deciders” shall mean Richard E. Perlman and James K. Price.

“Offered CTEH Common Stock” shall mean 50% of the Common Stock issued to CTEH Holdings as the 2020 Earnout Amount (as defined in the CTEH Acquisition Agreement) if the 2020 Earnout Amount is earned and paid 100% in Common Stock.

“Permitted Transfer” shall mean any transfer of shares (i) with respect to a Stockholder which is a corporation, partnership or limited liability company, solely to its partners, limited partners, members or to any investment fund or other similar fund or investment vehicle affiliated with such Stockholder and other than with respect to any investment fund or other similar fund or investment vehicle affiliated with such Stockholder; provided, the transaction is made for no consideration; (ii) with respect to a Stockholder that is an individual, by will or intestacy to such Stockholder’s Immediate Family, to a trust for the benefit of such Stockholder, or to such Stockholder’s Immediate Family as a gift; or (iii) to any other person with the written consent of the Company (it being understood that such consent may be withheld for any reason or no reason); provided that the Stockholder shall inform the Company prior to effecting a transfer pursuant to one of the exemptions provided in clauses (i)–(iii) of this definition.

“Permitted Transferee” shall have the correlative meaning to “Permitted Transfer”.

“Person” shall mean an individual, firm, a corporation, a partnership, an association, a trust or unincorporated organization, limited liability company or any other entity or organization.

“Piggyback Underwritten Offering” has the meaning as set forth in Section 1.7.

“Preferred Stock” shall mean the Series A-1 Preferred Stock and Series A-2 Preferred Stock.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (a) all Shares owned by the Holders, and (b) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares described in clause (a) hereof.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.6, 1.7 and 1.8 hereof (other than Selling Expenses), including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and all reasonable fees and disbursements of one special counsel for all of the Holders who elect to include their Registrable Securities in any such registration.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof and the warrants held by the Warrantholders issued in connection with the Series A-1 Preferred Stock.

“Second Transfer Period” means the period beginning on the fifth (5th) anniversary of the Closing Date and ending on the day immediately prior to the sixth (6th) anniversary of the Closing Date.

“Secondary IPO” has the meaning as set forth in Section 1.7.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series A Certificate of Designation” means the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-1 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-2 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-2 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-1 Preferred Stock” shall mean the Company’s Cumulative Series A-1 Preferred Stock designated in the Series A-1 Certificate of Designation.

“Series A-2 Preferred Stock” shall mean the Company’s Cumulative Series A-2 Preferred Stock designated in the Series A-2 Certificate of Designation.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” shall mean, collectively, the shares of Common Stock, the shares of Common Stock into which the warrants to purchase Common Stock of the Company held by the Warrantholders are exercisable pursuant to their respective terms, the shares of Common Stock, if any, issued upon a conversion of any shares of Series A-2 Preferred Stock, and the shares of Common Stock, if any, issued upon a Mandatory Redemption or Optional Redemption (as such terms are defined in the Series A-1 Certificate of Designation) upon an IPO.

“Voting Stock” as of any date shall mean the corporate stock of the Company that is at the time entitled to vote in the election of the board of directors (or individuals performing similar functions) of the Company.

1.2    Restrictions. The Shares, warrants issued in connection with the issuance of the Series A-1 Preferred Stock, and shares of Series A-2 Preferred Stock held by the Preferred Stockholders (and their transferees, as applicable), shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement and the Certificate of Incorporation. Unless the Shares and/or shares of Series A-2 Preferred Stock, as applicable, are registered in accordance with the terms of this Agreement and applicable law, the Company will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and/or Series A-2 Preferred Stock, as applicable, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Warrants held by the Warrantholders which were issued in connection with the issuance of the Series A-2 Preferred Stock shall be freely transferable and shall not constitute Restricted Securities hereunder; provided, that such Warrantholders shall provide a Joinder Agreement pursuant to Section 1.4(2) hereof. No shares of Series A-2 Preferred Stock (or Converted Common Equity) may be Transferred by the holders thereof without the prior written consent of the Company; provided, that, no prior written consent will be required for such a Transfer (i) to a Permitted Transferee, (ii) following the date that is 135 days following the occurrence and continuance of an Event of Noncompliance (as defined in the Series A-2 Certificate of Designation), (iii) during the First Transfer Period, of no more than an aggregate amount of $60.0 million in Stated Value (as defined in the Series A-2 Certificate of Designation) of Series A-2 Preferred Stock (or Converted Common Equity), (iv) during the Second Transfer Period, of no more than an aggregate amount of $120.0 million in Stated Value (which $120.0 million aggregate limit shall include the aggregate amount of any shares of Series A-2 Preferred Stock (or Converted Common Equity) Transferred during the First Transfer Period) and (v) after the Second Transfer Period, all Series A-2 Preferred Stock (and Converted Common Equity) shall be freely transferable.

1.3    Restrictive Legend. Each certificate representing (a) the Shares and the Preferred Stock and (b) any other unregistered securities issued in respect of the securities referenced in clause (a) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND ITS STOCKHOLDERS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

1.4    Notice of Proposed Transfers(i) . The holder of each certificate or warrant representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (or any direct or indirect interest therein), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner, terms and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail (as reasonably determined by the Company), and shall be accompanied at such holder’s expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and that no registration or qualification under the securities or “blue sky” laws of any state is required in connection with such proposed disposition, or (b) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company, subject to compliance with the provisions of this Agreement and the satisfaction of the following conditions (provided, that any one or more of them (other than the conditions specified in clause (2) and (4) below) may be waived by the Company in its sole discretion): (1) either the Stockholder or the Person to whom such transfer is to be made shall undertake to pay all reasonable and documented out-of-pocket expenses incurred or payable by the Company in connection therewith; (2) the Company shall receive from the Person to whom such transfer is to be made a Joinder Agreement in the form attached hereto as Exhibit D and such other documents, instruments and certificates as may reasonably be requested by the Company pursuant to which such transferee shall become bound by this Agreement with respect to the Restricted Securities so transferred; (3) the Company shall receive from the Stockholder and the Person to whom such transfer is to be made such documents, instructions, opinions, instruments and certificates as counsel to the Company may reasonably request in order to assure that the transfer is made in compliance with this Agreement and applicable law; (4) such transfer does not result in a violation of any applicable laws; (5) such transfer would not cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (6) such transfer would not cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (7) such transfer does not subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; and (8) such transfer is not made to a Person that, in the good faith reasonable judgment of the Company, is an actual competitor of the Company. Notwithstanding the foregoing, the Company will not require a legal opinion required by the foregoing clause (a) (x) in any transaction in compliance with Rule 144, (y) in any transaction in which a Holder which is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration, or (z) in any transaction in which Restricted Securities are transferred to a Permitted Transferee, under the exceptions to transfer restrictions in Section 1.2 or to any other person with the written consent of the Company (it being understood that such consent can be withheld for any reason or no reason); provided that each transferee agrees in writing to be subject to the terms of this Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement. Any attempt to sell, assign, transfer or pledge any Restricted Securities (or any direct or indirect interest therein) which is not in accordance with this Section 1.1 shall be null and void ab initio and the Company shall not in any way give effect to any such transfer.

1.5    Intentionally Omitted.

1.6    Requested Registration.

(a)    In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to the Registrable Securities, the Company will:

(i)    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii)    as soon as practicable and in any event within one-hundred twenty (120) days after receipt of such written request, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable blue sky or other state securities laws) as may be so requested and, except as otherwise specified herein, as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of the written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.6:

(A)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B)    Prior to six (6) months after the effective date of an IPO;

(C)    (1) If requested by the Series A-1 Initiating Holders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Series A-1 Initiating Holders, (2) If requested by the Series A-2 Initiating Holders, after the Company has effected three (3) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Series A-2 Initiating Holders, (3) if requested by the Key Investor Deciders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) on behalf of the Key Investor Deciders and (4) if requested by any other Initiating Holders, after the Company has effected two (2) such registrations pursuant to this subparagraph 1.6(a) regardless of the requesting Initiating Holder, and, in each such case, such registrations have been declared or ordered effective;

(D)    During the period starting with the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employed in good faith in all commercially reasonable efforts to cause such registration statement to become effective and provided further that the rights of the Initiating Holders to include Registrable Securities for registration in the Company’s registration shall be governed by Section 1.7 hereof; or

(E)    If such registration involves securities with an aggregate value less than Five Million Dollars ($5,000,000), as determined by either (a) a good faith determination by the Company or (b) if the securities are traded actively on a nationally recognized securities exchange, the average of the per share price for the five trading days prior to the filing of such a registration statement.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) such registration would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company (the “Board”), such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”) and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board there exists a Valid Business Reason to defer the filing of such registration statement, then the Company shall have the right to defer such filing for up to two (2) periods of not more than sixty (60) days each after receipt of the request of the Initiating Holders, and provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

(b)    Underwriting. In the event that a registration pursuant to Section 1.6 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.6(a)(i). The right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.6 and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent requested and provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.6, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities to be included in the registration and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration; provided that to the extent any Registrable Securities shall not be included in such registration, the registration shall not be counted for the purposes of Section 1.6(a)(ii)(C). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares to be included in the offering allocated to any Holder to the nearest one hundred (100) shares.

1.7    Company Registration

(a)    Notice of Registration. Following the six (6) month anniversary of the effective date of an IPO, if at any time or from time to time the Company shall determine to register any of its securities for its own account, or pursuant to Section 1.6 and, solely with respect to the Preferred Stockholders, if any Registrable Securities owned by any Investors are expressly offered for sale in a Piggyback Underwritten Offering (as defined below) in connection with an IPO, then in connection with such IPO (the “Secondary IPO”), other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a merger, acquisition or exchange, then the Company shall:

(i)    promptly give to each Holder (which, for purposes of a Piggyback Underwritten Offering that is a Secondary IPO, shall only refer to the Preferred Stockholders) written notice thereof; and

(ii)    include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder (provided, that if such registration is related to a block trade, such request must be received within three (3) days after receipt of such written notice from the Company by any Holder), subject to the underwriter’s right to limit the number of securities included in the registration as set forth in Section 1.7(b) below (the “Piggyback Underwritten Offering”).

(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.7(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.7 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.7, (i) if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities entitled to be included in such registration, including by entirely excluding the participating Holders if no other stockholder’s securities are included, and (ii) in the case of a Piggyback Underwritten Offering in connection with a Secondary IPO in which the Offered CTEH Common Stock is being offered for sale, the number of Registrable Securities of the Preferred Stockholders to be included in the registration and underwriting may be reduced by the managing underwriter, on a pro rata basis, based on the total number of securities entitled to be included in such registration as necessary in order to allow all of the Offered CTEH Common Stock to be included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares to be included in the offering allocated to any Holder or other holder to the nearest one hundred (100) shares.

(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.7 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.8    Registration on Form S-3.

(a)    If the Key Investor Deciders, the Preferred Stockholders, the Warrantholders or any Holder or group of Holders holding at least twenty percent (20%) of the then outstanding Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed One Million Dollars ($1,000,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, but in no event later than sixty (60) days following the request, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company; provided that if such registration is related to a block trade, such request must be received within three (3) days after receipt of such written notice from the Company by any Holder. The substantive provisions of Section 1.6(b) shall be applicable to each registration initiated under this Section 1.8.

(b)    Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.8: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) in a given twelve (12)-month period, after the Company has effected two (2) such registrations pursuant to subparagraph 1.8(a) during such period; or (iii) if the Company shall furnish to such requesting Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, there is a Valid Business Reason for such registration to be deferred for up to two (2) periods (including those set forth in Section 1.7), of sixty (60) days each. The Company shall not defer its obligation in this manner more than once with respect to any registration request in any twelve (12)-month period.

1.9    Corporate Transaction. In the event of a Corporate Transaction, the Company shall use reasonable efforts to cause the registration rights described under this Section 1 to be assumed or equivalent registration rights to be substituted by a successor corporation or a parent or subsidiary of such successor corporation in writing. “Corporate Transaction” means a sale of all or substantially all of the Company’s assets or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person or a sale of capital stock such that the stockholders immediately prior to such sale do not possess more than fifty percent (50%) of the voting power immediately after such sale; provided however, that (a) the provisions of this Section 1.9 may be waived by the holders of a majority of the then outstanding Registrable Securities and (b) the provisions of this Section 1.9 shall not apply in the event of any Corporate Transaction if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash; (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act; or (iii) any combination thereof.

1.10    Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 1.6, 1.7 and 1.8 shall be borne by the Company. The Company shall also pay the reasonable fees and expenses of one special counsel to represent all participating selling Holders. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.11    Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

(a)    Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to any period that the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of the Common Stock (or any other securities) of the Company as provided herein and (ii) in the case of any registration on Form S-3 which is intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes (A) any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)    Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and amendments and supplements thereto, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)    If applicable, cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(d)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(e)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than effective date of such registration;

(f)    Prepare and file amendments of or supplements to the registration statement or prospectus necessary to comply with the Securities Act with respect to disposition of the Registrable Securities covered by such registration statement;

(g)    Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction;

(h)    Use its best efforts to furnish in any underwritten offering (i) an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i)    Make generally available to its security holders, and to deliver to each Holder participating in the registration, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of twelve (12) months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such twelve (12)-month period; and

(j)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

1.12    Indemnification

(a)    The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration or qualification and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b)    Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided however that in no event shall any indemnity under this Section 1.12(b) exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based upon the willful misconduct by such Holder.

(c)    If the indemnification provided for in this Section 1.12 is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification under this Section 1.12 (the “Indemnified Party”) with respect to any loss, liability, claim, damage or expense referred to herein, then the party required to provide indemnification (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party hereunder, instead shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however that in no event shall any contribution by a Holder under this Section 1.12(c) exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based upon the willful misconduct by such Holder.

(d)    Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain its own separate counsel with the reasonable fees and expenses to be paid by the Indemnifying Party if the Indemnified Party reasonably determines that representation of such Indemnified Party would be appropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

1.13    Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.14    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    So long as a Holder owns any Restricted Securities, to furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; provided that the Company shall not be required to provide copies of any such reports and documents that are publicly available on the Commission’s website.

1.15    Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Sections 1.6, 1.7 and 1.8 may only be assigned to (i) a transferee or assignee who acquires at least thirty percent (30%) of an original Holder’s Registrable Securities as of the Closing Date or a Permitted Transferee, (ii) a spouse, sibling, lineal descendant or ancestor, subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder (without restriction as to number of Shares transferred) or (iii) any other person with the written consent of the Company (it being understood that such consent may be withheld for any reason or no reason); provided in each case that prompt written notice of such assignment is given to the Company and such assignee agrees to be bound by the provisions of this Agreement.

1.16    Market Stand-off Agreement. Each Holder and Stockholder hereby agrees in connection with any other registration that is not an IPO, (1) not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate, limit such Holder’s market risk regarding or otherwise directly or indirectly dispose of (each, a “Transfer”) any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company (the “Securities”) without the prior written consent of the Company and/or such underwriters, as applicable, for such period of time (not to exceed ninety (90) days from the date of the final prospectus used in such registration with customary extensions) as may be requested by the Company or such managing underwriters, and (2) to enter into a lock-up agreement in customary form with such underwriters. The foregoing provisions of this Section 1.16 shall only be applicable to the Holders if all officers and directors of the Company are bound by and have entered into substantially similar agreements. In addition, without the prior written consent of the Company, the Preferred Stockholders and

Warrantholders shall not collectively Transfer more than $60.0 million of Converted Common Equity during any sixty (60) day period during the First Transfer Period, Second Transfer Period and the one year anniversary of the expiration of the Second Transfer Period; provided, that, no prior written consent will be required for such a Transfer following the date that is 135 days following the occurrence and continuance of an Event of Noncompliance (as defined in the Series A-2 Certificate of Designation).

1.17    Termination of Rights. The rights of any particular Holder or Permitted Transferee or assignee thereof to cause the Company to register securities under Sections 1.6, 1.7 and 1.8 shall terminate with respect to such Holder when such Holder (together with such Holder’s Affiliates) has sold all of its Registrable Securities pursuant to Rule 144 of the Securities Act or pursuant to registration hereunder.

SECTION 2

RIGHT OF FIRST OFFER

2.1    Right of First Offer. Subject to the terms and conditions contained in this Section 2, the Company hereby grants to each Warrantholder, holder of Common Stock (solely to the extent such Common Stock was converted from Warrants or Preferred Stock) and holders of Preferred Stock (solely with respect to “New Securities” that are shares of preferred stock of the Company) (each a “RFO Holder”) the right of first offer (the “Right of First Offer”) to purchase its Pro Rata Portion (as defined below) of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. A RFO Holder’s “Pro Rata Portion” for purposes of this Section 2 is equal to (x) the number of shares of the Company’s Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and, in the case of New Securities that are preferred stock of the Company, on an as converted basis with respect to shares of Common Stock underlying outstanding Preferred Stock) then held by such RFO Holder divided by (y) the total number of shares of the Company’s Common Stock then outstanding (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and, in the case of New Securities that are preferred stock of the Company, on an as converted basis with respect to shares of Common Stock underlying outstanding Preferred Stock).

2.2    Definition of New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock, whether authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, “New Securities” does not include:

(a)    shares of Common Stock issued or deemed issued to officers, directors, consultants or employees of the Company, pursuant to an equity incentive plan approved by the Board,

(b)    any sales or issuances of Common Stock of up to $2,000,000 in the aggregate to any employees, officers or directors of, the Company or any of its subsidiaries in connection with the commencement of their employment or services to the Company or any of its subsidiaries that are approved by the Board;

(c)    shares of Common Stock issued or issuable as consideration other than cash pursuant to a merger, consolidation, acquisition, reorganization, asset purchase or similar business combination being entered into on arm’s length terms, including Common Stock issued to CTEH Holdings pursuant to the CTEH Acquisition Agreement;

(d)    shares of Common Stock offered to the public generally pursuant to a registration statement under the Securities Act, provided that, after all Series A-2 Preferred Stock has been converted to Common Stock, this exclusion set forth in subsection (d) shall no longer apply);

(e)    shares of Common Stock (or Common Stock equivalents) issued to financial institutions or commercial lenders or lessors in connection with credit arrangements, financings, commercial lease transactions or similar transactions that are entered into on arm’s length terms and approved by the Board; provided, that such issuances, in the aggregate, shall not exceed 5% of the Company’s Common Stock on a fully-diluted basis;

(f)    Curative Equity (as defined in the Series A-2 Preferred Purchase Agreement) issued to the Series A-2 Preferred Stockholders pursuant to Section 7 of the Series A-2 Preferred Purchase Agreement;

(g)    if the Series A-2 Preferred Stockholders decline or waive their right to provide Curative Equity (as defined in the Series A-2 Preferred Purchase Agreement) pursuant to Section 7 of the Series A-2 Preferred Purchase Agreement following delivery of a Breach Notice (as defined in the Series A-2 Preferred Purchase Agreement), the capital stock or securities offered and sold by the Company to cure the possible breach that gave rise to the Breach Notice;

(h)    shares of Common Stock issued pursuant to the conversion, exercise or exchange of Series A-2 Preferred Stock or issued pursuant to the exercise of any warrants of the Company (“Converted Common Equity”); and

(i)    shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

2.3    Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each applicable RFO Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The applicable RFO Holders shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section 2.1), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any applicable RFO Holders do not indicate an interest in purchasing any such applicable RFO Holder’s full Pro Rata Portion of such New Securities by the end of the fifteen (15)-day period, the Company shall give notice of any remaining available New Securities (the “Overallotment Notice”) to each of the other applicable RFO Holders who has elected to purchase its full Pro Rata Portion (the “Electing Holders”). Such Overallotment Notice may be made by telephone if confirmed in writing within two (2) days. The Electing Holders shall then have a right of overallotment such that they shall have ten (10) days from the date such Overallotment Notice was given to indicate an interest to increase the number of shares of New Securities they may purchase pursuant to this Section 2, in an aggregate amount of up to the number of remaining available shares of New Securities which, if necessary, shall be apportioned pro rata on the basis of the proportion that the number of shares of Common Stock (on an as exercised basis with respect to outstanding warrants held by the Warrantholders pursuant to the terms of the warrants and, in the case of New Securities that are preferred stock of the Company, on an as converted basis with respect to shares of Common Stock underlying outstanding Preferred Stock) then held by each such Electing Holder who elects to increase the number of shares of New Securities it proposes to purchase bears to the number of shares of Common Stock then held by all such Electing Holders who elect to increase the number of shares of New Securities they propose to purchase.

2.4    Lapse and Reinstatement of Right. The Company shall have ninety (90) days following the expiration of such 10 day period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such applicable RFO Holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90)-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the applicable RFO Holders in the manner provided in Sections 2.1–2.4 above.

2.5    Transfer of Right of First Offer. Notwithstanding the above, an applicable RFO Holder that is an investment partnership, limited liability company or other fund (including the Investors) may assign or transfer such rights to an affiliated fund, partnership or limited liability company or its respective partners or members so long as the transferee executes a written agreement to be bound by the terms of this Agreement.

2.6    Rights of Affiliated Holders. For purposes of this Section 2, holders of Shares who are Affiliates of one or more other such holders shall, at the election of such a holder and one or more such Affiliates, be treated as a group (a “Holder Group”). Members of a Holder Group shall have the right to reallocate the rights granted by this Section 2 among themselves as they determine.

2.7    Advance Sales. Notwithstanding the provisions of Section 2 above, the Company may, in order to expedite the issuance of any New Securities (the “Offered Securities”), issue all of the Offered Securities to one or more Persons (the “Initial Subscribing Stockholders”), without complying with the provisions of Section 2 above, provided that either (i) the Initial Subscribing Stockholders agree to offer to sell to each applicable RFO Holder but not Initial Subscribing Stockholders (such applicable RFO Holders being hereinafter referred to as the “Other Stockholders”) its respective Pro Rata Portion of the Offered Securities (calculated as provided in Section 2.1 above) on the same terms and conditions as issued to the Initial Subscribing Stockholders; provided, however, that the purchase price payable by the Other Stockholders to the Initial Subscribing Stockholders for the Offered Securities may include (A) an amount equal to any accrued and unpaid dividends thereon (if applicable), or (B) a reasonable rate of interest, in each case calculated from the date such Initial Subscribing Stockholders purchased such Offered Securities through the date of sale to the Other Stockholders, or (ii) the Company shall offer to sell an additional amount of Offered Securities to the Other Stockholders only in an amount and manner which provides the Other Stockholders with rights substantially similar to the rights outlined in Section 2.1 above; provided further, until the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders, the Company shall be prohibited from taking actions that adversely affects the rights of the Other Stockholders as the holders of the Offered Securities, including but not limited to any issuance of dividends, distributions or modifications to classes of equity. The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such Offered Securities to the Other Stockholders within forty-five (45) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders.

2.8    Termination of Right of First Offer. This Section 2 shall apply so long as any Preferred Stock, warrants or Converted Common Equity remain outstanding.

SECTION 3

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

3.1    Inspection. The Company shall permit the Preferred Stockholders and Warrantholders to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder.

3.2    Termination of Covenants. The covenants set forth in this Section 3 shall apply so long as the Preferred Stock and warrants remain outstanding.

SECTION 4

MISCELLANEOUS

4.1    Qualified Small Business. With respect to Shares previously sold by the Company, to the extent such Shares qualified as “qualified small business stock”, the Company covenants that so long as any of the shares of Common Stock acquired by the Key Investors are held by the Key Investors (in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to the Key Investors, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Common Stock to qualify as Qualified Small Business Stock. No representation is made by the Company as to the qualification of any Shares as “qualified small business stock” regardless of when issued.

4.2    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators and permitted transferees of the parties hereto.

4.3    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.4    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and performed in the State of Delaware solely by residents thereof without reference to principles of conflicts of laws or choice of laws. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the area encompassed by the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.4 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

4.6    Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, electronic mail (transmission confirmed), or otherwise actually delivered to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

4.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

4.8    Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company; provided, however, that any amendment to this Agreement in a manner that adversely affects the rights of the Key Investors, Preferred Stockholders or the Warrantholders shall also require the written consent of the Key Investor Deciders (with respect to the Key Investors), the holders of a majority in interest of the issued and outstanding shares of Preferred Stock or a majority in interest of the shares of Common Stock underlying issued and outstanding warrants held by the Warrantholders, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto but in no event shall any amendment or waiver adversely affect the obligations or rights of any individual Holder or class or category of holders in a manner different than the other Holders, except upon the written consent of such Holder or a majority of such adversely affected class or category of Holders, as applicable. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities so long as such waiver or acceptance of alternative performance affects all Holders equally. The Company may amend Exhibits A, B and C hereto, without obtaining the approval of any of the Stockholders, Warrantholders or Investors, to reflect any changes to the information set forth thereon resulting from the issuance of any securities or transfer of any securities, in each case, provided such issuance or transfer was in accordance with the terms of this Agreement.

4.9    Rights of Holders. Each Holder of Registrable Securities shall have the right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.10    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

4.11    Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

4.12    Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements (including the Original Agreement), understandings, duties or obligations among the parties with respect to the subject matter hereof.

4.13    Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.14    Aggregation of Stock. All shares of the Common Stock (on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants and on an as converted basis with respect to shares of Common Stock underlying outstanding Preferred Stock) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.15    Termination of Rights. A Stockholder and/or Warrantholder, as applicable, shall cease to be deemed a Stockholder and/or Warrantholder hereunder, and shall no longer be a party to this Agreement, at such time as such Stockholder or Warrantholder ceases to own any securities of the Company.

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